EXHIBIT 10.1

SECOND AMENDMENT

TO

LOAN AGREEMENT

Dated February 26, 2019

Between

LIGHTPATH TECHNOLOGIES, INC.,

 a Delaware corporation

and

BANKUNITED, N.A.,

a national banking association

Dated as of December _20, 2021

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (“Second Amendment”) is made as of November , 2021, by and between LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation, (“Borrower”), and BANKUNITED, N.A., a national banking association (“Lender”).

RECITALS

A. Borrower and Lender are parties to a Loan Agreement dated as of February 26, 2019 (the “Loan Agreement”) as amended by First Amendment to Loan Agreement dated as of May 6, 2019, but effective as of February 26, 2019 (the “First Amendment”).

B. Lender has issued covenant waiver letters to Borrower waiving Borrower’s non- compliance with certain loan covenants set forth in the Loan Agreement.

C. As a result of the issuance of the covenant waiver letters Borrower and Lender have elected to further modify the terms and conditions of the Loan Agreement as more particularly set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals; Defined Terms. The Recitals set forth above are true and correct and are incorporated herein by reference. Unless otherwise defined, all initially capitalized terms in this Second Amendment shall be as defined in the Loan Agreement.

2. Extended Maturity Dates; Exit Fee. The Maturity Dates of the Revolving Credit Facility and Term Loan Facility are extended from February 26, 2022 to April 15, 2023. After April 15, 2023 Borrower will also pay an exit fee of four percent (4%) on the outstanding principal balance then due under each Facility.

3. Termination of Guidance Line Facility. The Guidance Line Facility is terminated and as a result the Guidance Line Note is null and void.

4. Lender Approval of Advances. All Advances requested by Borrower under the Revolving Credit Facility require specific Lender approval, which may be withheld in Lender’s sole and absolute discretion. The parties acknowledge that as of the date of this Second Amendment there are no amounts outstanding under the Revolving Credit Facility.

5. Term Loan Note Payments. Borrower shall continue to make the monthly payments set forth in Section 2.2b of the Loan Agreement on the first day of each month until November 1, 2022. Commencing on November 1, 2022, and continuing on the first day of each month thereafter until the Maturity Date set forth above, Borrower shall make monthly payments of One Hundred Thousand Dollars ($100,000.00), with each such payment applied first to interest, costs and expenses and then to principal.

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6. Term Loan Balance. The parties acknowledge that as of the date of this Second Amendment the outstanding principal balance of the Term Loan Note is $4,214,787.61.

7. Change in Interest Rate. Beginning August 1, 2022 (or prior thereto if an Event of Default occurs and is continuing) the Interest on all outstanding indebtedness shall be the Default Rate.

8. Financial Covenant Waivers. Lender waives compliance with (but not the reporting of) the Financial Covenants set forth in Section 6.8 of the Loan Agreement for the periods ending December 31, 2021, March 31, 2022 and June 30, 2022.

9. Restructuring Fee and Expenses. Concurrently with the execution of this Second Amendment Borrower shall pay Lender a Fifty Thousand Dollar ($50,000.00) restructuring fee, together with all fees, costs and expenses incurred by Lender in connection herewith, including, but not limited to, Lender’s legal fees and costs, third party appraisals and costs of searches and due diligence expenses.

10. Credit Card Termination. On or before January 31, 2022 Borrower shall deliver to Lender a corporate credit card cancellation letter terminating the usage of all corporate credit cards previously issued by or through Lender and pay all amounts then outstanding on such accounts.

11. Conversion of Interest Rate. Beginning December 20, 2021 the interest rates on each Facility shall be Lender’s then prime rate of interest minus fifty (50) basis points, adjusted by any change in Lender’s prime rate.

12. Ratification of Guaranties. As a material inducement to Lender to enter into this Second Amendment, each Guarantor hereby agrees as follows:

(a) Guarantor acknowledges the continuing validity and effectiveness of the Guaranty Agreement and any other agreements, documents, or instruments securing or otherwise relating to the Guaranties previously executed and delivered by Guarantor (including without limitation any environmental indemnity agreement);

(b) Guarantor hereby joins in this Second Amendment for the purpose of consenting to: (i) this Second Amendment and all other matters, terms and conditions stated in this Second Amendment, and any other agreement, instrument or document executed simultaneously herewith;

(c) No offsets, defenses or counterclaims exist with respect to Guarantor’s obligations under the Guaranty Agreement;

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(d) Guarantor, to the fullest extent permitted by law, hereby waives any claim or other right which Guarantor might now have or hereafter may acquire against Borrower, which arises from the existence or performance of Guarantors’ liability or other obligations under each Guaranty Agreement which Guarantors have executed in favor of Lender, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Lender against Borrower or any of the Collateral or any other property securing the Loan, whether or not such claim, remedy, or right arises in equity, or under contract, statute, or common law; and

(e) The execution, delivery, and performance by Guarantor of this Second Amendment and all documents and agreements of Guarantor relating hereto (i) are within the duly authorized power of Guarantor, (ii) have been duly authorized by all requisite action, and (iii) will not violate any provision of law, any order of any court or other agency of government, or the terms and provisions of any court or other agency of government, or the terms and provisions of any agreement with any third party or any instrument under which Guarantor is organized and constituted.

13. Affirmation of Loan Documents. Borrower further hereby affirms each of its covenants and obligations under the Loan Documents and acknowledges that Lender has fully complied with each of its covenants and obligations under the Loan Documents. Borrower acknowledges that it has no defenses, set offs or counterclaims to its obligations under any of the Loan Documents.

14. Events of Default. Failure to comply in any respect with any term, condition or undertaking contained in this Second Amendment shall constitute an event of default by Borrower under this Second Amendment and each of the Loan Documents, as applicable.

15. Release.

(a) As a material inducement to Lender to enter into this Second Amendment, each of Borrower and Guarantors (each an “Obligor”) hereby releases and discharges Lender and each of its agents, employees, directors, officers, attorneys, accountants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the “Released Parties”) from all claims, damages, losses, demands, liabilities, obligations, actions and causes of action whatsoever (whether arising in contract or in tort, and whether at law or in equity), which each Obligor may now have or claim to have against the Released Parties, whether known or unknown, matured or contingent, liquidated or unliquidated, arising from, in connection with, or in any way concerning or relating to (i) the Loan (ii) the Loan Documents (iii) this Second Amendment, or (iv) any action or inaction of any person or entity released hereunder with respect to the Loan, the Loan Documents, and this Second Amendment (collectively “Claims”), except to the extent resulting from acts first arising after the execution and delivery of this Second Amendment and which are caused solely by Lender’s gross negligence or willful misconduct.

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(b) In connection herewith, each Obligor hereby acknowledge that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Released Parties from any such unknown Claims.

(c) Each Obligor represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person any Claim released hereunder or any portion thereof or interest therein, and each Obligor agrees to indemnify, defend and hold the Released Parties harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

16. Waiver of Jury Trial. EACH OBLIGOR AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECOND AMENDMENT OR ANY LOAN DOCUMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECOND AMENDMENT OR ANY LOAN DOCUMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECOND AMENDMENT.

Except as amended hereby the Loan Agreement remains in full force and effect.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF the parties have executed this Second Amendment as of the date first written above.

BORROWER:

LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Sam Rubin
Sam Rubin, President

LENDER:

BANKUNITED, N.A., a national banking association

By:	/s/ Monica Antongeorgi
Monica Antongeorgi, SVP

The following Guarantors acknowledge and consent to this Second Amendment as of the date first written above.

GUARANTORS:

GELTECH INC., a Delaware corporation

By:	/s/ Sam Rubin
Sam Rubin, President

ISP OPTICS CORPORATION, a New York corporation

By:	/s/ Sam Rubin
Sam Rubin, President

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LIGHTPATH OPTICAL INSTRUMENTATION (SHANGHAI) CO., LTD., a company formed under the law of the People’s Republic of China

By:	/s/ Sam Rubin

LIGHTPATH OPTICAL INSTRUMENTATION (ZHENJIANG) CO., LTD., a company formed under the law of the People’s Republic of China

By:	/s/ Sam Rubin

ISP OPTICS LATVIA, SIA, a company formed under the law of the Republic of Latvia

By:	/s/ Sam Rubin

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